Exhibit 99.1

Date: November 25, 2013	Media Contact: Michael Kinney 732-938-1031 mkinney@njresources.com Investor Contacts: Joanne Fairechio 732-378-4967 jfairechio@njresources.com Dennis Puma 732-938-1229 dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL

PERFORMANCE; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE

WALL, NJ – New Jersey Resources (NYSE: NJR) today reported fiscal 2013 net financial earnings per share increased by nearly 1 percent over the same period last year, its 22nd consecutive year of improved financial performance.

A reconciliation of net income to net financial earnings (NFE) for the fourth quarter and fiscal years 2013 and 2012 is provided below.

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2013	2012	2013	2012
Net (loss) income	$(20,021)	$(8,693)	$114,809	$92,879
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	9,019	11,505	(5,956)	22,631
Effects of economic hedging related to natural gas inventory, net of taxes	10,788	(13,959)	4,828	(3,093)

Net financial (loss) earnings	$(214)	$(11,147)	$113,681	$112,417

Weighted Average Shares Outstanding
Basic	41,541	41,604	41,658	41,527
Diluted	41,697	41,709	41,814	41,632

Basic (loss) earnings per share	$(0.48)	$(0.21)	$2.76	$2.24

Basic net financial earnings per share	$(0.01)	$(0.27)	$2.73	$2.71

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NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE

NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with financial derivative instruments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

¡ NJR Reports Net Financial Earnings

For fiscal 2013, NJR reported NFE of $113.7 million, or $2.73 per share, compared with $112.4 million, or $2.71 per share, in fiscal 2012. During the fourth quarter of fiscal 2013, the company’s net financial loss was $214,000 compared with a net financial loss of $11 million in the same period last year.

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2013	2012	2013	2012
Net Financial Earnings (Loss)
New Jersey Natural Gas	$(3,091)	$(5,217)	$73,846	$73,238
NJR Energy Services	(2,168)	(7,270)	19,311	10,791
NJR Clean Energy Ventures	982	(1,350)	10,060	19,452
NJR Midstream	1,599	1,311	7,199	6,749
NJR Home Services and Other	2,479	1,506	3,292	2,366

Sub-total	(199)	(11,020)	113,708	112,596
Eliminations	(15)	(127)	(27)	(179)

Total	$(214)	$(11,147)	$113,681	$112,417

The results in the fourth fiscal quarter benefited from improvement in all business segments. Annual NFE growth was driven primarily by strong results at NJR Energy Services, the company’s wholesale energy services segment, which more than offset lower investment tax credits (ITCs) at NJR Clean Energy Ventures, the company’s clean energy subsidiary.

“When looking back over the last thirteen months since Superstorm Sandy, I am grateful to the over 900 women and men who brought us through the most challenging time in the history of our company,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “Despite this adversity, we were able to deliver another year of consistent results – and our 22nd consecutive year of improved financial performance, a record that we believe is unmatched in our industry. This is a true testament to the character and resolve of our dedicated team.”

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NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE

¡ NJR Reaffirms Fiscal 2014 Earnings Guidance

Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR is reaffirming previously announced fiscal 2014 NFE guidance in a range of $2.75 to $2.95 per basic share. As in the past, NJR expects New Jersey Natural Gas to be the largest contributor to fiscal 2014 NFE. The following chart represents the current expected contributions from NJR’s subsidiaries:

Company	Expected Fiscal 2014 Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 70 percent
NJR Clean Energy Ventures	10 to 20 percent
NJR Energy Services	5 to 15 percent
NJR Midstream	5 to 10 percent
NJR Home Services	2 to 5 percent

¡ NJR Board of Directors Declares Dividend

On November 13, 2013, NJR announced that its board of directors unanimously declared a quarterly dividend on its common stock of $.42 per share. The dividend will be payable on January 2, 2014 to shareowners of record on December 13, 2013. The company has paid a dividend in every quarter throughout its entire history since 1952.

¡ Share Repurchase Update

NJR purchased 593,142 shares of common stock under its share repurchase plan during fiscal 2013. The plan authorizes NJR to purchase its shares on the open market or in negotiated transactions, based on market and other financial conditions. Since the plan’s inception in September 1996, NJR has repurchased 8.1 million shares at a split-adjusted, average price of $31.37 per share. Approximately 1.7 million shares remain authorized under the NJR repurchase plan.

¡ Steady Growth Reported at New Jersey Natural Gas; New Construction Customer Additions Increase 27 Percent

Fiscal 2013 NFE for New Jersey Natural Gas (NJNG), the company’s regulated utility subsidiary, were $73.8 million, compared with $73.2 million in fiscal 2012. For the three-month period ended September 30, 2013, NJNG reported a net financial loss of $3 million, compared with a net financial loss of $5.2 million in the same period last year. In both periods, lost gross margin due to the effects of Superstorm Sandy was offset by steady growth from customer additions, the continued impact of accelerated infrastructure investments, utility gross margin from incentive programs and regulatory initiatives, as well as a lower effective tax rate.

NJNG added 7,456 new customers in fiscal 2013, compared with 6,704 in fiscal 2012, an increase of 11 percent. Of these customers, 3,627 were related to new construction, compared with 2,857 in the same period last year, a 27 percent increase. In fiscal 2013, total customer conversions were 4,448, an increase of 1.4 percent over fiscal 2012.

“As the new construction market continues to strengthen, we’re increasing our projected customer growth additions for fiscal 2014 and 2015 from a range of 13,000 to 15,000 to a range of 14,000 to 16,000, representing a new customer growth rate of about 1.5 percent. We expect these new customers and conversions to contribute approximately $3.9 million annually to NJNG’s utility gross margin,” continued Downes.

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NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE

For more information on utility gross margin, please see Non-GAAP Financial Information below.

¡ The SAVEGREEN Project®

In fiscal 2013, The SAVEGREEN Project, NJNG’s energy-efficiency program, spent $11.9 million on grants to help make the move to high-efficiency equipment more affordable for customers. SAVEGREEN performed 6,476 home energy audits to identify additional energy-efficiency opportunities and further increase energy savings for customers. In addition, the number of customers taking advantage of SAVEGREEN’s on-bill repayment program doubled in fiscal 2013 compared with fiscal 2012.

Since its inception in 2009, SAVEGREEN grants, totaling over $41 million, have helped nearly 27,000 customers reduce energy consumption and lower their bills, supporting the state’s environmental goals and its mandate to reduce energy costs for residents. New Jersey has also benefited from more than $200 million in economic activity generated by the 1,790 contractors now participating in The SAVEGREEN Project.

“The SAVEGREEN Project continues to be one of our great success stories, and with the New Jersey Board of Public Utilities (BPU) granting an extension earlier this year through June 2015, residential and commercial customers can continue to save energy and reduce their monthly energy bills,” said Downes. “This investment in grants and financial incentives of approximately $85 million over the next two years will also bring value to our shareholders.”

NJNG is authorized to earn an overall return on its SAVEGREEN investments at various rates. The recovery period varies from two to 10 years, depending on the type of investment.

¡ Compressed Natural Gas Refueling Station Update

NJNG is in various stages of developing three compressed natural gas (CNG) refueling stations. The host sites, located at Waste Management, Inc. of Toms River, Ocean County, the Middletown Department of Public Works and Shore Point Distributing Company, Inc. of Freehold Township, both in Monmouth County, will be the first to open to the public in each of these counties.

NJNG will install, own and maintain the CNG infrastructure for all three stations, and the host companies will be required to initially use at least 20 percent of the refueling capacity and open the stations to the public. These new CNG fueling stations align with the state’s appetite for natural gas vehicles and give New Jersey residents and businesses easier access to cleaner, cost-effective fuel options.

In total, NJNG will invest approximately $7.5 million to construct these three CNG stations, all of which should be completed in fiscal 2014. NJNG is authorized by the BPU to earn an overall return of 7.1 percent, including a 10.3 percent return on equity (ROE), on these investments.

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NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE

¡ Storm Recovery Update

When Superstorm Sandy made landfall on October 29, 2012, the impact on our service territory was unimaginable. Now, just over a year later, NJNG has reduced its estimated capital expenditures related to Superstorm Sandy to $35 to $40 million, down from the original December 2012 estimate of $40 to $60 million, primarily due to the company’s ability to re-pressurize rather than replace significantly more distribution main than originally anticipated.

In fiscal 2013, NJNG spent $26.1 million with the balance expected to be invested over the next two fiscal years. As with normal operations, capital costs will be treated as additions to NJNG’s rate base and recovery will be sought in the next base rate case, which will be filed no later than November 15, 2015.

On May 29, 2013, NJNG received approval from the BPU to defer its operation and maintenance (O&M) costs and, therefore, they had no impact on fiscal 2013 earnings. NJNG expects the appropriate recovery period for deferred O&M to be determined in the next base rate case. In July 2013, NJNG filed its detailed report with the BPU, including unreimbursed, uninsured incremental storm restoration costs and capital expenditures related to Superstorm Sandy. As of September 30, 2013, NJNG has deferred $14.8 million as a regulatory asset, subject to future rate recovery.

¡ New Jersey Natural Gas Supply Incentive Program

In fiscal 2013, NJNG’s gross margin-sharing incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, contributed $8.8 million to utility gross margin, compared with $9.4 million in fiscal 2012. This decrease is due primarily to a decline in pipeline capacity values. For the three-month period ended September 30, 2013, these incentives contributed $2.8 million to utility gross margin, compared with $1.5 million during the same period last year. The improvement in the fourth quarter was due primarily to increased value from storage optimization. NJNG shares the gross margin earned from these incentive programs with customers and shareowners, according to a gross margin-sharing formula authorized by the BPU that is in place through October 31, 2015. Since inception in 1992, these incentive programs have saved customers approximately $634 million.

¡ Regulated Infrastructure Update

In fiscal 2013, through its Safety Acceleration and Facility Enhancement (SAFE) program, NJNG invested over $33 million of this planned $130 million, four-year infrastructure investment. Through SAFE, NJNG will replace 276 miles of its distribution main. This will include all cast iron and approximately 50 percent of unprotected bare steel distribution main, along with all associated services to further ensure the reliability and integrity of NJNG’s delivery system and meet the needs of its growing customer base. In fiscal 2013, NJNG replaced 84 miles in 52 municipalities throughout its service territory. SAFE investments will earn a weighted average cost of capital of 6.9 percent, including a 9.75 percent ROE.

At the BPU’s request, on September 3, 2013, NJNG submitted a filing designed to help minimize the impacts of future, storm-related disruptions to customers through improvements to its natural gas distribution and transmission systems. Through its New Jersey Reinvestment in System Enhancement (NJ RISE) program, NJNG proposes to invest $102.5 million over a five-year period in six capital projects, targeting those coastal areas of its service territory most susceptible to storm damage, including Mantoloking, Long Beach Island, the Seaside Peninsula and Sea Bright. These system enhancements will help mitigate outages, improve NJNG’s service disruption response and strengthen the overall safety, reliability and resiliency of its delivery system. NJNG is seeking to recover the capital investment costs associated with NJ RISE through an annual adjustment to its base rates.

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NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE

¡ NJR Energy Services Reports Strong Results

Fiscal 2013 NFE for NJR Energy Services (NJRES), the wholesale energy services subsidiary of NJR, were $19.3 million, compared with $10.8 million in fiscal 2012. For the three-month period ended September 30, 2013, NJRES reported a net financial loss of $2.2 million, compared with a net financial loss of $7.3 million in the same period last year. The improvement in both periods was due primarily to higher financial margin generated from storage assets due to periods of cold weather in the winter and hot weather in the summer, growth in the value of NJRES’ pipeline and storage capacity across the country and increased sales to all customer segments.

With its focus on disciplined risk management, NJRES continues to identify new growth opportunities in the producer services marketplace, providing customized energy solutions for customers. NJRES has added new counterparties, as well as strategic storage and transportation assets to its holdings, and continues to expand its geographic footprint, adding to its existing portfolio, which includes 41 billion cubic feet (Bcf) of firm storage capacity and 1.5 Bcf/day of firm transportation.

¡ NJR Clean Energy Ventures Reports Earnings; The Sunlight Advantage® Update

Fiscal 2013 NFE at NJR Clean Energy Ventures (NJRCEV), the company’s clean energy subsidiary, were $10.1 million, compared with $19.5 million in fiscal 2012. The reduction in annual earnings was due to lower ITCs, resulting from a decrease in the capital expenditures placed into service this fiscal year. For the quarter ended September 30, 2013, NJRCEV reported NFE of $982,000, compared with a loss of $1.3 million in the same period last year.

During fiscal 2013, NJRCEV placed into service a total of $33.6 million in rooftop and ground-mounted commercial solar systems throughout New Jersey, including four installations with a total capacity of 11.5 megawatts. These include a $19.7 million, 6.7 megawatt ground-mounted Reeves Station project in Medford, New Jersey and a $6.6 million, 2.4 megawatt rooftop project, which supplies power to the Wakefern Food Corp. distribution center in Keasbey, New Jersey. In addition, in the fourth quarter of fiscal 2013, NJRCEV placed into service a $4.5 million, 1.5 megawatt solar system at the Medford Township Wastewater Treatment Plant and a $2.6 million, 0.9 megawatt ground-mounted, net-metered solar system for the Absecon Board of Education.

In fiscal 2012, NJRCEV invested approximately $94 million in five commercial solar installations, with a total capacity of 20.2 megawatts, in Monmouth, Mercer and Middlesex counties in New Jersey.

Currently, NJRCEV has three projects under construction: a $26 million, 9.2 megawatt grid-connected project in West Pemberton, a $1 million, 0.3 megawatt system for the Township of Woolwich and a $4.9 million, 1.4 megawatt system at Reeves Station South all of which are expected to be operational in fiscal 2014.

NJRCEV has reached agreements with various solar developers for 10 grid-connected projects, totaling approximately 62 megawatts, which NJRCEV expects to construct over the next three years. These projects have been approved by the BPU and represent a potential investment in excess of $170 million.

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NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE

In fiscal 2013, NJRCEV, the second largest residential solar installer in the state, invested nearly $29 million in The Sunlight Advantage, its residential solar lease program, compared with a total of $20 million in fiscal 2012. The Sunlight Advantage provides qualified homeowners with roof- and ground-mounted solar systems with no upfront installation or maintenance costs. The program added 959 customers for a total of 8.6 megawatts in fiscal 2013. This brings the total number of Sunlight Advantage customers to 2,078 since its inception in 2010.

¡ NJR Clean Energy Ventures Long-Term Outlook

Over the next four years, NJRCEV expects a declining percentage of its NFE to come from the ITCs associated with solar investments. Looking out through fiscal 2017, the company anticipates that its existing projects will benefit from Solar Renewable Energy Certificate (SREC) prices that NJRCEV expects to continue to improve from supply and demand dynamics, including the recently enacted BPU approval process for grid-connected projects. NJRCEV continues to focus on diversifying its clean energy portfolio to include small- to mid-sized onshore wind projects, supported by long-term power purchase agreements and investments in combined heat and power, thereby reducing its reliance on ITCs.

¡ NJR Clean Energy Ventures Announces First Onshore Wind Project

On October 23, 2013, NJRCEV announced the acquisition of its first onshore wind project, the Two Dot Wind Farm, to be located on 176 acres in Montana, approximately 93 miles east of the state capital of Helena. This approximately $22 million investment will consist of six, GE 1.62 megawatt, 87-meter rotor diameter wind turbines with a total capacity of 9.72 megawatts.

The project was developed by OwnEnergy, Inc., a developer of mid-size and community wind projects. In 2012, NJRCEV acquired an 18.7 percent ownership position in OwnEnergy, with an option to purchase projects that fit its investment profile. This is the first OwnEnergy project purchased by NJRCEV. The wind farm is expected to be operational in the third quarter of fiscal 2014.

The energy produced at Two Dot and all of the renewable attributes will be sold through a 25-year power purchase agreement with NorthWestern Energy, a natural gas and electricity supplier serving customers in Montana, South Dakota and Nebraska. Additionally, NJRCEV expects that the wind farm will qualify for federal production tax credits (PTCs), which are based on annual kilowatt-hour output. All PTCs generated by Two Dot will be retained by NJR.

“The addition of the Two Dot Wind Farm to our portfolio further diversifies our clean energy investments as we reduce our reliance on solar expenditures and, at the same time, provide a long-term growth opportunity for our shareholders,” said Downes.

¡ NJR Midstream

NJR’s natural gas midstream asset segment, NJR Midstream, consists of two Federal Energy Regulatory Commission (FERC)-regulated investments, NJR’s 50 percent equity ownership in Steckman Ridge, a 12 Bcf natural gas storage facility in southwestern Pennsylvania jointly owned with Spectra Energy and NJR’s 5.53 percent equity investment in Iroquois Pipeline, which brings natural gas from eastern Canada to the New York/New Jersey metropolitan region.

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NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE

NJR Midstream reported fiscal 2013 NFE of $7.2 million, compared with $6.7 million in fiscal 2012. In the fourth quarter of fiscal 2013, earnings were $1.6 million, compared with $1.3 million in the same period last year. The improvement in both periods was due primarily to decreased expenses and improved performance at Iroquois, driven by increased short-term capacity values.

¡ NJR Home Services Announces Higher Results

NFE for NJR Home Services (NJRHS), the company’s unregulated retail and appliance service subsidiary, were $3.1 million in fiscal 2013, compared with $2.5 million in fiscal 2012. In the fourth quarter of fiscal 2013, NJRHS’ NFE were $2.4 million, compared with $1.8 million in the fourth quarter of fiscal 2012. The improvement in both periods is due primarily to growth in standby generator sales and equipment installations. In fiscal 2013, NJRHS installed 290 standby generators, an increase of 330 percent over fiscal 2012.

NJRHS offers home energy solutions for customer comfort, including equipment sales and installations, solar lease and purchase plans and a recently expanded service contract product line that now includes electric, plumbing and standby generator contracts. NJRHS’ expanded service territory now includes Monmouth, Ocean, Middlesex, Morris, Sussex, Warren and Hunterdon counties in New Jersey. Currently, NJRHS serves approximately 121,000 service contract customers.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 10 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this release includes, but is not limited to, certain statements regarding NJR’s NFE for fiscal 2014, forecasted contribution of business segments to fiscal 2014, expected contribution by new customers of NJNG to utility gross margin, expected number of new customers of NJNG, SREC prices, estimated capital expenditures in fiscal 2014 and beyond by NJNG including those related to Superstorm Sandy, SAFE and NJ RISE, planned compressed natural gas fueling stations, the long-term outlook for NJRCEV, diversification of NJRCEV’s strategy, NJRCEV’s future solar projects and the Two Dot Wind Farm.

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, weather and economic conditions; demographic changes in the NJNG service territory and their effect on NJNG’s customer growth; volatility of natural gas and other commodity prices and

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NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE

their impact on NJNG customer usage, NJNG’s Basic Gas Supply Service incentive programs, NJRES’ operations and on the Company’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the Company; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post employment benefit plans as a result of downturns in the financial markets, a lower discount rate, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties and liquidity in the wholesale energy trading market; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of the Company’s joint ventures and partnerships; risks associated with our investments in renewable energy projects and our investment in an on-shore wind developer, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects and NJR’s eligibility for ITCs and PTCs, the future market for SRECs and operational risks related to projects in service; timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; the level and rate at which NJNG’s costs and expenses (including those related to restoration efforts resulting from Superstorm Sandy) are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce, including a work stoppage; the regulatory and pricing policies of federal and state regulatory agencies; the possible expiration of the NJNG Conservation Incentive Program (CIP), the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber-attack of failure of information technology systems; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers, including any impacts to utility gross margin, and restoration costs resulting from Superstorm Sandy. The aforementioned factors are detailed in the “Risk Factors” sections of our Annual Report on Form 10-K filed on November 25, 2013, as filed with the Securities and Exchange Commission (SEC), which is available on the SEC’s website at sec.gov. Information included in this release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information

This press release includes the non-GAAP measures NFE (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

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NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE

NFE (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin.

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and clean energy services, including transportation, distribution and asset management. With annual revenues in excess of $2 billion, NJR is comprised of five key businesses:

•	New Jersey Natural Gas is NJR’s principal subsidiary that operates and maintains 7,000 miles of natural gas transportation and distribution infrastructure to serve approximately half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris and Middlesex counties.

•	NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity in excess of 56 megawatts, providing residential and commercial customers with low-carbon solutions.

•	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its equity ownership in a natural gas storage facility and a transportation pipeline, both of which are Federal Energy Regulatory Commission, or FERC-regulated investments.

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NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE; REAFFIRMS FISCAL 2014 EARNINGS GUIDANCE

•	NJR Home Services provides heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to residential homes and businesses throughout New Jersey and serves approximately 121,000 service contract customers.

NJR and its more than 900 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

Visit www.njresources.com.

Follow us on Twitter @NJNaturalGas.

“Like” us on facebook.com/NewJerseyNaturalGas.

Download our free NJR investor relations app for iPad and iPhone.

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RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to Net financial earnings, is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2013	2012	2013	2012
Net (loss) income	$(20,021)	$(8,693)	$114,809	$92,879
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	9,019	11,505	(5,956)	22,631
Effects of economic hedging related to natural gas inventory, net of taxes	10,788	(13,959)	4,828	(3,093)

Net financial (loss) earnings	$(214)	$(11,147)	$113,681	$112,417

Weighted Average Shares Outstanding
Basic	41,541	41,604	41,658	41,527
Diluted	41,697	41,709	41,814	41,632

Basic net financial (loss) earnings per share	$(0.01)	$(0.27)	$2.73	$2.71

NJR ENERGY SERVICES

The following table is a computation of Financial margin at Energy Services:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2013	2012	2013	2012
Operating revenues	$615,497	$451,360	$2,356,578	$1,580,611
Less: Gas purchases	645,710	451,362	2,307,072	1,574,246
Add:
Unrealized loss (gain) on derivative instruments and related transactions	14,440	18,250	(9,872)	35,566
Effects of economic hedging related to natural gas inventory	17,060	(22,075)	7,635	(4,891)

Financial margin	$1,287	$(3,827)	$47,269	$37,040

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2013	2012	2013	2012
Operating (loss) income	$(34,767)	$(7,328)	$33,774	$(12,496)
Add:
Operation and maintenance expense	4,200	7,105	14,390	17,759
Depreciation and amortization	12	11	44	59
Other taxes	342	210	1,298	1,043

Subtotal – Gross margin	(30,213)	(2)	49,506	6,365
Add:
Unrealized loss (gain) on derivative instruments and related transactions	14,440	18,250	(9,872)	35,566
Effects of economic hedging related to natural gas inventory	17,060	(22,075)	7,635	(4,891)

Financial margin	$1,287	$(3,827)	$47,269	$37,040

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2013	2012	2013	2012
Net (loss) income	$(22,087)	$(4,851)	$20,725	$(8,605)
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	9,131	11,540	(6,242)	22,489
Effects of economic hedging related to natural gas, net of taxes	10,788	(13,959)	4,828	(3,093)

Net financial (loss) earnings	$(2,168)	$(7,270)	$19,311	$10,791

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2013	2012	2013	2012
OPERATING REVENUES
Utility	$98,366	$103,552	$787,987	$627,713
Nonutility	635,329	464,918	2,410,081	1,621,210

Total operating revenues	733,695	568,470	3,198,068	2,248,923

OPERATING EXPENSES
Gas purchases
Utility	50,116	58,612	406,185	268,459
Nonutility	645,510	451,075	2,306,038	1,572,949
Operation and maintenance	46,706	52,058	173,473	171,045
Regulatory rider expenses	4,403	3,529	48,417	40,350
Depreciation and amortization	12,344	10,917	47,310	41,643
Energy and other taxes	6,545	6,585	57,414	45,787

Total operating expenses	765,624	582,776	3,038,837	2,140,233

OPERATING (LOSS) INCOME	(31,929)	(14,306)	159,231	108,690
Other income	499	701	4,783	2,128
Interest expense, net	6,400	5,578	23,979	20,844

(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(37,830)	(19,183)	140,035	89,974
Income tax (benefit) provision	(15,767)	(8,172)	35,575	7,729
Equity in earnings of affiliates	2,042	2,318	10,349	10,634

NET (LOSS) INCOME	$(20,021)	$(8,693)	$114,809	$92,879

(LOSS) EARNINGS PER COMMON SHARE
BASIC	$(0.48)	$(0.21)	$2.76	$2.24
DILUTED	$(0.48)	$(0.21)	$2.75	$2.23

DIVIDENDS PER COMMON SHARE	$0.42	$0.40	$1.62	$1.54

AVERAGE SHARES OUTSTANDING
BASIC	41,541	41,604	41,658	41,527
DILUTED	41,697	41,709	41,814	41,632

NEW JERSEY RESOURCES

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except per share data)	2013	2012	2013	2012
Operating Revenues
Natural Gas Distribution	$98,366	$103,552	$787,987	$627,713
Clean Energy Ventures	4,806	980	11,988	2,257
Energy Services	615,497	451,360	2,356,578	1,580,611
Midstream	—	—	—	—
Retail and Other	15,112	12,895	47,954	42,195

Sub-total	733,781	568,787	3,204,507	2,252,776
Eliminations	(86)	(317)	(6,439)	(3,853)

Total	$733,695	$568,470	$3,198,068	$2,248,923

Operating (Loss) Income
Natural Gas Distribution	$(3,045)	$(7,645)	$121,393	$124,608
Clean Energy Ventures	(135)	(3,523)	(5,473)	(12,201)
Energy Services	(34,767)	(7,328)	33,774	(12,496)
Midstream	13	(323)	(598)	(1,014)
Retail and Other	4,815	3,459	6,217	5,548

Sub-total	(33,119)	(15,360)	155,313	104,445
Eliminations	1,190	1,054	3,918	4,245

Total	$(31,929)	$(14,306)	$159,231	$108,690

Equity in Earnings of Affiliates
Midstream	$2,856	$3,179	$13,868	$14,308
Eliminations	(814)	(861)	(3,519)	(3,674)

Total	$2,042	$2,318	$10,349	$10,634

Net Income (Loss)
Natural Gas Distribution	$(3,091)	$(5,217)	$73,846	$73,238
Clean Energy Ventures	982	(1,350)	10,060	19,452
Energy Services	(22,087)	(4,851)	20,725	(8,605)
Midstream	1,599	1,311	7,199	6,749
Retail and Other	2,479	1,506	3,292	2,366

Sub-total	(20,118)	(8,601)	115,122	93,200
Eliminations	97	(92)	(313)	(321)

Total	$(20,021)	$(8,693)	$114,809	$92,879

Net Financial Earnings (Loss)
Natural Gas Distribution	$(3,091)	$(5,217)	$73,846	$73,238
Clean Energy Ventures	982	(1,350)	10,060	19,452
Energy Services	(2,168)	(7,270)	19,311	10,791
Midstream	1,599	1,311	7,199	6,749
Retail and Other	2,479	1,506	3,292	2,366

Sub-total	(199)	(11,020)	113,708	112,596
Eliminations	(15)	(127)	(27)	(179)

Total	$(214)	$(11,147)	$113,681	$112,417

Throughput (Bcf)
NJNG, Core Customers	8.3	9.2	71.9	60.9
NJNG, Off System/Capacity Management	37.8	28.4	141.5	99.6
NJRES Fuel Mgmt. and Wholesale Sales	172.7	159.7	630.7	558.2

Total	218.8	197.3	844.1	718.7

Common Stock Data
Yield at September 30	3.7%	3.5%	3.7%	3.5%
Market Price
High	$46.00	$47.53	$47.60	$50.48
Low	$40.60	$43.40	$38.51	$40.10
Close at September 30	$44.05	$45.72	$44.05	$45.72
Shares Out. at September 30	41,962	41,620	41,962	41,620
Market Cap. at September 30	$1,848,426	$1,902,850	$1,848,426	$1,902,850

NATURAL GAS DISTRIBUTION

(Unaudited)	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except customer & weather data)	2013	2012	2013	2012
Utility Gross Margin
Operating revenues	$98,366	$103,552	$787,987	$627,713
Less:
Gas purchases	50,948	59,436	414,594	274,370
Energy and other taxes	4,418	4,750	48,037	37,241
Regulatory rider expense	4,403	3,529	48,417	40,350

Total Utility Gross Margin	$38,597	$35,837	$276,939	$275,752

Utility Gross Margin, Operating Income and Net Income
Residential	$20,132	$19,973	$167,530	$173,451
Commercial, Industrial & Other	6,784	6,799	44,896	45,673
Firm Transportation	8,719	7,432	55,169	46,773

Total Firm Margin	35,635	34,204	267,595	265,897
Interruptible	199	146	567	470

Total System Margin	35,834	34,350	268,162	266,367
Off System/Capacity Management/FRM/Storage Incentive	2,763	1,487	8,777	9,385

Total Utility Gross Margin	38,597	35,837	276,939	275,752
Operation and maintenance expense	30,864	33,613	113,174	111,998
Depreciation and amortization	9,786	9,006	37,999	35,247
Other taxes not reflected in gross margin	992	863	4,373	3,899

Operating (Loss) Income	$(3,045)	$(7,645)	$121,393	$124,608

Net (Loss) Income	$(3,091)	$(5,217)	$73,846	$73,238

Throughput (Bcf)
Residential	2.6	2.6	38.3	32.9
Commercial, Industrial & Other	0.6	0.6	7.5	6.5
Firm Transportation	1.5	1.2	15.2	11.2

Total Firm Throughput	4.7	4.4	61.0	50.6
Interruptible	3.6	4.8	10.9	10.3

Total System Throughput	8.3	9.2	71.9	60.9
Off System/Capacity Management	37.8	28.4	141.5	99.6

Total Throughput	46.1	37.6	213.4	160.5

Customers
Residential	408,399	423,871	408,399	423,871
Commercial, Industrial & Other	24,302	24,985	24,302	24,985
Firm Transportation	64,652	51,214	64,652	51,214

Total Firm Customers	497,353	500,070	497,353	500,070
Interruptible	40	41	40	41

Total System Customers	497,393	500,111	497,393	500,111
Off System/Capacity Management*	38	32	38	32

Total Customers	497,431	500,143	497,431	500,143

* The number of customers represents those active during the last month of the period.
Degree Days
Actual	71	32	4,664	3,698
Normal	34	36	4,667	4,747

Percent of Normal	208.8%	88.9%	99.9%	77.9%

CLEAN ENERGY VENTURES

(Unaudited)	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except customer and megawatt)	2013	2012	2013	2012
Operating Revenues	$4,806	$980	$11,988	$2,257

Depreciation and Amortization	$2,346	$1,727	$8,477	$5,680

Operating (Loss)	$(135)	$(3,523)	$(5,473)	$(12,201)

Income Tax Benefit	$2,008	$2,497	$17,711	$32,507

Net Income (Loss)	$982	$(1,350)	$10,060	$19,452

Solar Renewable Energy Certificates Generated	20,078	14,961	57,231	35,126

Solar Renewable Energy Certificates Sold	28,015	3,930	74,238	7,363

Megawatts Installed	5.9	1.9	20.1	26.1

Megawatts Under Construction	9.9	9.4	9.9	9.4

ENERGY SERVICES
Operating Income
Operating Revenues	$615,497	$451,360	$2,356,578	$1,580,611
Gas Purchases	645,710	451,362	2,307,072	1,574,246

Gross Margin	(30,213)	(2)	49,506	6,365
Operation and maintenance expense	4,200	7,105	14,390	17,759
Depreciation and amortization	12	11	44	59
Energy and other taxes	342	210	1,298	1,043

Operating (Loss) Income	$(34,767)	$(7,328)	$33,774	$(12,496)

Net (Loss) Income	$(22,087)	$(4,851)	$20,725	$(8,605)

Financial Margin	$1,287	$(3,827)	$47,269	$37,040

Net Financial (Loss) Earnings	$(2,168)	$(7,270)	$19,311	$10,791

Gas Sold and Managed (Bcf)	172.7	159.7	630.7	558.2

MIDSTREAM
Equity in Earnings of Affiliates	$2,856	$3,179	$13,868	$14,308

Operation and Maintenance	$(14)	$335	$547	$1,008

Interest Expense	$429	$615	$1,962	$2,665

Net Income	$1,599	$1,311	$7,199	$6,749

RETAIL AND OTHER
Operating Revenues	$15,112	$12,895	$47,954	$42,195

Operating Income	$4,815	$3,459	$6,217	$5,548

Net Income	$2,479	$1,506	$3,292	$2,366

Total Service Contract Customers at September 30	121,253	126,758	121,253	126,758